UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 25, 2009

OMNI ENERGY SERVICES CORP.

(Exact name of registrant as specified in its charter)

LOUISIANA	0-23383	72-1395273
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4500 N.E. Evangeline Thruway

Carencro, Louisiana 70520

(Address of principal executive offices) (Zip Code)

(337) 896-6664

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 8.01.	Other Matters.

On June 25, 2009, OMNI Energy Services Corp. (the “Company”) announced that it had received a favorable judgment dismissing a lawsuit filed by Robert H. Rhyne and Brent Trauth, the former owners of Preheat, Inc., which the Company acquired in February 2006.

Messrs. Rhyne and Trauth filed the lawsuit in federal court in the United States District Court for the Western District of Louisiana in Lafayette, Louisiana, against the Company, its directors, its Chief Operating Officer, its Chief Financial Officer, one of the Company’s investment advisors and a principal of the investment advisor.

The Company responded to the lawsuit by immediately filing motions to dismiss the matter, which were granted and resulted in the judgment which was signed June 23rd. All claims alleging security law violations on behalf of the Company were specifically dismissed, as well as the claims against all the other parties named as defendants.

A copy of the press release reporting the favorable judgment is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The press release should be read in conjunction with the note regarding forward-looking statements, which is included in the text of the press release.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description
99.1	Press release dated June 25, 2009 issued by OMNI Energy Services Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNI ENERGY SERVICES CORP.

Dated: June 29, 2009

	By:	/s/ Ronald D. Mogel
Ronald D. Mogel
Senior Vice President and Chief Financial Officer